Westwood Equity (Retail)
-------------------------

T = n(square root[ERV/P]) - 1 x 100

T = (365/3,285(square root[3,048/1,000]) - 1) x 100

T = (.1111(square root[3.048]) - 1 x 100

T = (1.1318 - 1) x 100

T = 13.2%


Westwood Balanced (Retail)
--------------------------

T = n(square root[ERV/P]) - 1 x 100

T = (365/1,552(square root[1,737/1,000]) - 1) x 100

T = (.2352(square root[1.7370]) - 1 x 100

T = (1.387 - 1) x 100

T = 13.9%


Westwood Balanced (Service)
---------------------------

T = n(square root[ERV/P]) - 1 x 100

T = (365/999(square root[1,460/1,000]) - 1) x 100

T = (.3654(square root[1.46]) - 1 x 100

T = (1.1483 - 1) x 100

T = 14.8%


Westwood Intermediate Bond (Retail)
-----------------------------------

T = n(square root[ERV/P]) - 1 x 100

T = (365/1,552(square root[1,351/1,000]) - 1) x 100

T = (.2352(square root[1.351]) - 1 x 100

T = (1.0733 - 1) x 100

T = 7.3%


Westwood Equity (Service)
--------------------------

T = n(square root[ERV/P]) - 1 x 100

T = (365/702(square root[1,345/1,000]) - 1) x 100

T = (.5199(square root[1.345]) - 1 x 100

T = (1.1666 - 1) x 100

T = 16.6%